Exhibit 23.2
                                                        ------------


        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Employers Mutual Casualty Company Incentive Stock Option Plan for the registration of 1,000,000 additional shares of common stock of EMC Insurance Group Inc. of our reports dated March 11, 2005, with respect to the consolidated financial statements and schedules of EMC Insurance Group Inc. and Subsidiaries included in its Annual Report
(Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP


Des Moines, Iowa
September 13, 2005